Exhibit 10.20

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of May 15, 2025 (as amended, supplemented, or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), made by and among VCV Digital Infrastructure Holdings, LLC, a Delaware limited liability company (“Buyer”), having an address of 1540 Broadway, Suite 1010, New York, NY 10036, BV Power Alpha LLC, a Delaware limited liability company (“BVPA”, and together with Buyer, the “Grantors”), having an address of 1540 Broadway, Suite 1010, New York, NY 10036, in favor of Merkle Standard LLC, a Delaware limited liability company (the “Secured Party”).

WHEREAS, on the date hereof, the Buyer and the Secured Party entered into a Purchase and Sale Agreement (the “Purchase Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement), pursuant to which Secured Party is selling and assigning to Buyer, and Buyer is purchasing and accepting from Secured Party, all of Secured Party’s right, title and interest in and to the Equity Interests in exchange for the Purchase Price, all upon the terms and subject to the conditions set forth in the Purchase Agreement;

WHEREAS, Buyer and BVPA are direct or indirect affiliates;

WHEREAS, this Agreement is given by the Grantors in favor of the Secured Party to induce Secured Party to enter into the Purchase Agreement and sell the Equity Interests to Brantor with the Purchase Price to be paid in multiple installments after the date hereof as described in Section 2.2 of the Purchase Agreement;

WHEREAS, BVPA has entered into the BVPA Guaranty in favor of the Secured Party to induce Secured Party to enter into the Purchase Agreement;

WHEREAS, this Agreement is given by the Grantors in favor of the Secured Party to secure the Secured Obligations (as defined herein); and

WHEREAS, it is a condition to the obligations of the Secured Party to sell the Equity Interests under the Purchase Agreement that the Grantors execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions.

(a) Unless otherwise specified herein, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement.

(b) Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

(c) For purposes of this Agreement, the following terms shall have the following meanings:

“BVPA Guaranty” has the same meaning as set forth in the Purchase Agreement.

“Collateral” has the meaning set forth in Section 2.

“Cure Period” has the same meaning as set forth in the Purchase Agreement.

“Event of Default” means the occurrence of (i) any breach by the Grantor of the Sections 2.2, 2.5, 5.4 or 5.7 of the Purchase Agreement or a breach or inaccuracy of the representations or warranties set forth in Article IV of the Purchase Agreement following the expiration of any applicable Cure Period, or (ii) any breach by the Grantor of Sections of this Agreement.

“First Priority” means, with respect to any lien and security interest purported to be created in any Collateral pursuant to this Agreement, such lien and security interest is the most senior lien to which such Collateral is subject (subject only to liens permitted under the Purchase Agreement).

“Proceeds” means “proceeds” as such term is defined in section 9-102 of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Collateral, collections thereon, or distributions with respect thereto.

“Secured Obligations” has the meaning set forth in Section 3.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Delaware or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in such state.

2. Grant of Security Interest. Each Grantor hereby pledges and grants to the Secured Party, and hereby creates a continuing First Priority lien and security interest in favor of the Secured Party in and to all of its right, title, and interest in and to the following, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the “Collateral”):

(a) all antboxes described on Schedule 2 attached hereto (the “Equipment”), and all component parts and documents (including, if applicable, electronic documents) related to the Equipment; and

(b) all Proceeds and products of each of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty, or guaranty payable to the Grantor from time to time with respect to any of the foregoing.

3. Secured Obligations. The Collateral secures the due and prompt payment and performance of the obligations of the Grantors from time to time arising under the Purchase Agreement, this Agreement, the Guaranty, or otherwise with respect to the due and prompt payment of of the unpaid portion of the Purchase Price owing by the Grantors to the Secured Party, when and as due (the “Secured Obligations”).

4. Perfection of Security Interest and Further Assurances.

(a) Each Grantor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing, or protecting the security interest granted by such Grantor hereunder, without the signature of such Grantor where permitted by law, including the filing of a financing statement describing the Collateral as all assets now owned or hereafter acquired by such Grantor, or words of similar effect. Each Grantor agrees to provide all information required by the Secured Party pursuant to this Section promptly to the Secured Party upon request.

(b) Each Grantor agrees that at any time and from time to time, at the expense of the Grantor, such Grantor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary, or that the Secured Party may reasonably request, in order to create and/or maintain the validity, perfection, or priority of and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

5. Representations and Warranties. Each Grantor represents and warrants as follows:

(a) That: (i) such Grantor’s exact legal name is that indicated in the first paragraph of this Agreement and on the signature page hereof, (ii) such Grantor is a Delaware limited liability company, and (iii) such Grantor’s place of business (or, if more than one, its chief executive office) and its mailing address is set forth in the initial paragraph of this Agreement.

(b) None of the Collateral constitutes, or is the proceeds of, (i) farm products, (ii) as-extracted collateral, (iii) manufactured homes, (iv) health-care-insurance receivables, (v) timber to be cut, (vi) aircraft, aircraft engines, satellites, ships, or railroad rolling stock. None of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state, or local statute or rule in respect of such Collateral.

(c) Assuming the representations and warranties made by the Secured Party in the Purchase Agreement are true and correct as of the date thereof, at the time the Collateral becomes subject to the lien and security interest created by this Agreement, the Grantors will be the sole, direct, legal, and beneficial owner thereof, free and clear of any lien, security interest, encumbrance, claim, option, or right of others except for the security interest created by this Agreement.

(d) Assuming the representations and warranties made by the Secured Party in the Purchase Agreement are true and correct as of the date thereof, the pledge of the Collateral pursuant to this Agreement creates a valid and perfected First Priority security interest in the Collateral, securing the payment and performance when due of the Secured Obligations.

(e) Assuming the representations and warranties made by the Secured Party in the Purchase Agreement are true and correct as of the date thereof, the Grantors have full power, authority, and legal right to pledge the Collateral pursuant to this Agreement.

(f) This Agreement has been duly authorized, executed, and delivered by the Grantor and constitutes a legal, valid, and binding obligation of the Grantors enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).

(g) No material authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the pledge by the Grantors of the Collateral pursuant to this Agreement or for the execution and delivery of this Agreement by the Grantosr or the performance by the Grantors of their obligations thereunder

(h) The execution and delivery of this Agreement by the Grantors and the performance by the Grantors of its obligations thereunder, will not materially violate any provision of any applicable law or regulation or any order, judgment, writ, award, or decree of any court, arbitrator, or governmental authority, domestic or foreign, applicable to any Grantor or any of their repsective Collateral, or the organizational or governing documents of any Grantor or any agreement or instrument to which a Grantor is party or by which it or its property is bound.

6. [Reserved]

7. Covenants. The Grantors covenant as follows:

(a) Each Grantor will deliver written notice to the Secured Party of any change to a Grantor’s legal name, identity, type of organization, jurisdiction of organization, corporate structure, location of its chief executive office or its principal place of business, or its organizational identification number, within thirty (30) days of such change. The Grantors will, prior to any change described in the preceding sentence, take all actions reasonably requested by the Secured Party to maintain the perfection and priority of the Secured Party’s security interest in the Collateral.

(b) The Collateral, to the extent not delivered to the Secured Party pursuant to Section 4, will be kept at on the premises located on that certain tract of land in Spartanburg County, South Carolina, identified as of the date of this Agreement as tax map number 6-32-00-012.00, and no Grantor will remove the Collateral from such location without providing at least thirty (30) day’s prior written notice to the Secured Party. The Grantors will, prior to any change described in the preceding sentence, take all actions reasonably required by the Secured Party to maintain the perfection and priority of the Secured Party’s security interest in the Collateral.

(c) The Grantors shall, at its own cost and expense, defend title to the Collateral and the First Priority lien and security interest of the Secured Party therein against the claim of any person claiming against or through the Grantors and shall maintain and preserve such perfected First Priority security interest for so long as this Agreement shall remain in effect.

(d) No Grantor will sell, offer to sell, dispose of, convey, assign or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit, or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, encumbrance, or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein.

(e) The Grantors will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon. After the occurrence and during the continuance of an Event of Default, the Grantors will permit the Secured Party, or its designee, to inspect the Collateral upon reasonable notice during normal business hours.

(f) The Grantors will pay promptly when due all taxes, assessments, governmental charges, and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement.

8. Secured Party Appointed Attorney-in-Fact. Each Grantor hereby appoints the Secured Party such Grantor’s attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of such Grantor or otherwise, from time to time during the continuance of an Event of Default in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement (but the Secured Party shall not be obligated to and shall have no liability to the Grantor or any third party for failure to do so or take action). This appointment, being coupled with an interest, shall be irrevocable. Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

9. Secured Party May Perform. During the continuance of an Event of Default, if a Grantor fails to perform any obligation contained in this Agreement, the Secured Party may itself perform, or cause performance of, such obligation, and the expenses of the Secured Party incurred in connection therewith shall be payable by such Grantor; provided that the Secured Party shall not be required to perform or discharge any obligation of either Grantor.

10. Reasonable Care. The Secured Party shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to any claims, the nature or sufficiency of any payment or performance by any party under or pursuant to any agreement relating to the Collateral or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Agreement, nor the exercise by the Secured Party of any of the rights and remedies hereunder, shall relieve any Grantor from the performance of any obligation on such Grantor’s part to be performed or observed in respect of any of the Collateral.

11. Remedies Upon Default.

(a) If any Event of Default described shall have occurred and be continuing, the Secured Party, without any other notice to or demand upon the Grantors (or any of them), may assert all rights and remedies of a secured party under the UCC or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate, or dispose of all or any portion of the Collateral. If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to the Grantors at their notice address as provided in Section 14 hereof ten (10) days prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient. So long as the sale of the Collateral is made in a commercially reasonable manner, the Secured Party may sell such Collateral on such terms and to such purchaser(s) as the Secured Party in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. At any sale of the Collateral, if permitted by applicable law, the Secured Party may be the purchaser, licensee, assignee, or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned, or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, each Grantor waives all claims, damages, and demands it may acquire against the Secured Party arising out of the exercise by it of any rights hereunder. Each Grantor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Secured Party or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Secured Party nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. Each Grantor agrees that it would not be commercially unreasonable for the Secured Party to dispose of the Collateral or any portion thereof by utilizing internet sites that provide for the auction of assets of the type included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. The Secured Party shall not be obligated to clean-up or otherwise prepare the Collateral for sale.

(b) If any Event of Default shall have occurred and be continuing, any cash held by the Secured Party as Collateral and all cash Proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by the Secured Party to the payment of expenses incurred by the Secured Party in connection with the foregoing or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including reasonable attorneys’ fees, and the balance of such proceeds shall be applied or set off against all or any part of the Secured Obligations in such order as the Secured Party shall elect. Any surplus of such cash or cash Proceeds held by the Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus. The Grantors shall remain liable for any deficiency if such cash and the cash Proceeds of any sale or other realization of the Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by the Secured Party to collect such deficiency.

(c) If the Secured Party shall determine to exercise its rights to sell all or any of the Collateral pursuant to this Section, the Grantors agree that, upon request of the Secured Party, the Grantors will, at their own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

12. No Waiver and Cumulative Remedies. The Secured Party shall not by any act (except by a written instrument pursuant to Section 14), delay, indulgence, omission, or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

13. SECURITY INTEREST ABSOLUTE. Each Grantor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered, or other action taken in reliance hereon and all other demands and notices of any description. All rights of the Secured Party and liens and security interests hereunder, and all Secured Obligations of the Grantors hereunder, shall be absolute and unconditional irrespective of:

(a) any illegality or lack of validity or enforceability of any Secured Obligation or any related agreement or instrument;

(b) any change in the time, place, or manner of payment of, or in any other term of, the Secured Obligations, or any rescission, waiver, amendment, or other modification of the Purchase Agreement, this Agreement, or any other agreement, including any increase in the Secured Obligations resulting from any extension of additional credit or otherwise;

(c) any taking, exchange, substitution, release, impairment, or non-perfection of any Collateral or any other collateral, or any taking, release, impairment, amendment, waiver, or other modification of any guaranty, for all or any of the Secured Obligations;

(d) any manner of sale, disposition, or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Secured Obligations;

(e) any default, failure, or delay, willful or otherwise, in the performance of the Secured Obligations;

(f) any defense, set-off, or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Grantor against the Secured Party; or

(g) any other circumstance (including, without limitation, any statute of limitations) or manner of administering the payment or performance of any Secured Obligations or any existence of or reliance on any representation by the Secured Party that might vary the risk of the Grantor or otherwise operate as a defense available to, or a legal or equitable discharge of, the Grantor or any other grantor, guarantor, or surety.

14. Addresses For Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and may be sent via email or other electronic means and shall be deemed given and effective on the earliest of (a) confirmation of receipt by the addressee, if such notice or communication is delivered via email to the email address specified in this Section 14; or (b) receipt at the address of the addressee specified in this Section 14, if such notice or communication is delivered by U.S. registered mail, courier, or other physical delivery service. The addresses for such notices and communications shall be as follows and a party may change its notice address upon written notice to the other party given in accordance with this Section 14:

If to either Grantor:	Jerry Tang
1540 Broadway, Suite 1010 New York, NY 10036
Email: jerry.tang@vcvdigital.com

With a copy to:	Nelson Mullins Riley & Scarborough LLP
1400 Wewatta Street, Suite 500
Denver, CO 80202 Attention: Bobby Wenner
Email: bobby.wenner@nelsonmullins.com

If to the Secured Party:	Merkle Standard LLC
422767 State Rte 20, Usk, WA 99180
Attention: Barry Q. An
Email: barry@allrisecapital.com

With a copy to:	Stoel Rives LLP
600 University Street, Suite 3600
Seattle, WA 98101
Attention: Scott Pritchard and John Laney
Email: scott.pritchard@stoel.com and john.laney@stoel.com

15. Continuing Security Interest; Further Actions. This Agreement shall create a continuing First Priority lien and security interest in the Collateral and shall (a) subject to Section 16, remain in full force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon the Grantors, their respective successors, and assigns, and (c) inure to the benefit of the Secured Party and its successors, transferees, and assigns; provided that no Grantor may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Secured Party. Without limiting the generality of the foregoing clause (c), any assignee of the Secured Party’s interest in any agreement or document which includes all or any of the Secured Obligations shall, upon assignment, become vested with all the benefits granted to the Secured Party herein with respect to such Secured Obligations.

16. Termination; Release. On the date on which all Secured Obligations have been paid and performed in full, the Secured Party will, at the request and sole expense of the Grantors, (a) duly assign, transfer, and deliver to or at the direction of the Grantors (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of the Secured Party, together with any monies at the time held by the Secured Party hereunder, and (b) execute and deliver to the Grantors a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, including (without limitation) the preparing and filing terminations of any and all financing statements filed by or on behalf of the Secured Party pursuant to this Agreement.

17.	Miscellaneous.

(a) Time of Essence. Time is of the essence in this Security Agreement and the obligations contained herein.

(b) Waiver of Presentment. Each Grantor hereby waives presentment for payment or demand for nonpayment.

(c) Commercial Purpose. This Agreement is made and entered into for commercial purposes only and not otherwise subject to any claim of usury.

(d) Entire Agreement; Amendments. This Agreement, the Purchase Agreement and the BVPA Guaranty constitute the entire agreement and supersede all oral agreements and understandings and all written agreements prior to the date hereof between or on behalf of the parties with respect to the subject matter hereof. This Agreement may be amended only by a writing signed by each of the parties, and any amendment shall be effective only to the extent specifically set forth in that writing.

(e) Severability. Should any provision or any part of this Agreement be determined by a court of law to be unenforceable or invalid, the remainder of the Agreement shall remain in full force and effect.

(f) Further Assurances. The parties hereto shall from time to time do and perform any additional acts and execute and deliver any additional documents and instruments that may be required by any applicable Governmental Authority or reasonably requested by any party to establish, maintain or protect its rights and remedies under, or to effect the intents and purposes of, this Agreement.

(g) Governing Law.

(i) This Agreement, and any dispute arising out of, relating to, or in connection with this Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or of any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(ii) Any legal action or proceeding with respect to this Agreement and the rights and obligations arising under this Agreement, or for recognition and enforcement of any judgment with respect to this Agreement and the rights and obligations arising under this Agreement brought by the other party to this Agreement or its successors or assigns shall be brought and determined in any state or federal court sitting in the city of Wilmington, Delaware. Each party hereby irrevocably submits with regard to any such action or proceeding for itself and with respect to its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each party hereby agrees that service of any process, summons, notice, or document by U.S. registered mail to the respective addresses set forth in Section 14 (as such address may be changed pursuant to the terms of such Section 14) shall be effective service of process for any proceeding arising out of, relating to or in connection with this Agreement.

(iii) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION, OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO CERTIFIES THAT (1) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; (2) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (3) EACH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (4) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17(g)(iii).

(h) Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

(i) Binding Effect. All of the covenants, provisions and conditions in this Agreement are made on behalf of, and shall apply to and bind the respective successors and assigns of Grantor, and shall inure to the benefit of Secured Party.

(j) Attorneys’ Fees. If any party hereto commences legal proceedings with or without suit in order to enforce its/his rights hereunder, the substantially prevailing party at such proceedings shall be entitled to its/his costs and reasonable attorneys’ fees, whether said costs and fees are incurred prior to or during trial, during appeal of any trial court decision, or during collection of any judgment entered hereon.

(k) Interpretation. The words “hereof,” “herein,” “hereby” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit, and schedule references are to the articles, sections, paragraphs, exhibits, and schedules of this Agreement unless otherwise specified. Whenever the word “include” is used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, shall be deemed to refer to the date set forth in the preamble to this Agreement. Any reference in this Agreement to a date or time shall be deemed to be such date or time in New York, New York unless otherwise specified. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(l) Incorporation. The provisions 6.2 and 6.7 of the Purchase Agreement are hereby incorporated herein and shall be applied mutatis mutandis to this Agreement.

(m) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement via facsimile transmission or other electronic transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) will be effective as delivery of a manually executed counterpart of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VCV DITIGAL INFRASTRUCTURE
HOLDINGS, LLC, as Grantor

By:	/s/ Jerry Tang
Name:	Jerry Tang
Title:	Authorized Signatory

BV POWER ALPHA LLC, as Grantor

By:	/s/ Jerry Tang
Name:	Jerry Tang
Title:	Authorized Signatory

MERKLE STANDARD LLC, as Secured Party

By:	/s/ Mikhail Trubchik
Name:	Mikhail Trubchik
Title:	Authorized Signatory

Schedule 2

Equipment

box A	box B	box C	Zone # Miners
owner
BTMU500418 2	BTMU500450 0 Bitmain	BTMU500554 8	1

BTMU500538 4	BTMU500411 4 Merkle	BTMU500509 1	3

BTMU500555 3	BTMU500528 1 Merkle	BTMU500580 4	5

BTMU500423 8	BTMU50054367 Merkle	BTMU500581 0	7

BTMU500495 8	BTMU500577 0 Merkle	BTMU500527 6	9

BTMU500480 8	BTMU500550 6 Merkle	BTMU500572 2	11

BTMU500469 1	BTMU 50054367 Bitmain	BTMU500530 0	13

BTMU500462 3	BTMU 500528 1 Bitmain	BTMU500455 7	15

BTMU500569 8	BTMU 500411 4 Bitmain	BTMU500578 5	17

BTMU500537 9	BTMU500517 3 Bitmain	BTMU500594 9	19

BTMU510217 3	BTMU500150 0 Bitmain	BTMU510149 6	2

BTMU510181 3	BTMU510211 0 Merkle	BTMU510144 9	4
BTMU500424 3	BTMU500566 1 Merkle	BTMU500568 2	6

BTMU500559 5	BTMU500466 5	BTMU500396 7	8

box A,B - VCV | box C - Merkle

BTMU500413 5	BTMU500464 4 Merkle	BTMU500403 2	10

BTMU500500 2	BTMU500588 8 Merkle	BTMU500609 8	12

BTMU500519 4	BTMU500503 9 Bitmain	BTMU500522 9	14

BTMU500504 4	BTMU500571 7 Bitmain	BTMU500591 2	16

BTMU500397 2	BTMU500445 4 Bitmain	BTMU500370 9	18

BTMU500382 2	BTMU500536 3 Bitmain	BTMU500434 6	20